EXHIBIT 21

                           FALMOUTH BANCORP, INC.

                       SUBSIDIARIES OF THE REGISTRANT

Name                                          State of Incorporation
------------------------------------------    ----------------------
Falmouth Co-Operative Bank                    Massachusetts
Falmouth Capital Corporation
(subsidiary of Falmouth Co-Operative Bank)    Massachusetts

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